Exhibit 4.4

                   DEED TO SECURE DEBT MODIFICATION AGREEMENT


         DEED TO SECURE DEBT MODIFICATION AGREEMENT (this "Agreement") made this 22nd day of December, 1999, among PROMUS HOTELS, INC., a Delaware corporation, having an office at 755 Crossover Lane, Memphis, Tennessee 38117-4900 ("Mortgagee"), and APPLE SUITES, INC., a Virginia corporation ("Fee Owner"), APPLE SUITES MANAGEMENT, INC., a Virginia corporation ("Lessee"; together with Fee Owner, collectively, "Mortgagor"), each of Fee Owner and Lessee having an office at 306 East Main Street, Richmond, Virginia 23219.

                              Preliminary Statement

         Mortgagee is the lawful owner and holder of the obligations secured by the Fee and Leasehold Deed To Secure Debt dated November 29, 1999, from Mortgagor to Mortgagee, recorded in the Records of Cobb County, Georgia in Deed Book ______, Page ______ (the "Deed To Secure Debt"). The Deed To Secure Debt secures a $30,210,000 note (the "Original Note") of Fee Owner dated November 29, 1999, which evidences a purchase money loan (the "Loan") in that amount from Mortgagee to Fee Owner.

         Pursuant to the Agreement of Sale (as defined in the Mortgage), Fee Owner is to acquire certain additional premises described therein and in connection therewith, Fee Owner will borrow $4,384,500 from Mortgagee and has executed and delivered to Mortgagee its note, dated the date hereof, obligating it to pay the sum of $4,384,500 (the "New Note"), with interest thereon as therein provided and with final payment being due on January 1, 2001. The New Note by this reference is made a part hereof and of the Deed To Secure Debt.

         In consideration of such additional loan by Mortgagee to Fee Owner, Mortgagee and Mortgagor have agreed to modify the Deed To Secure Debt to secure the New Note and thereby increase the amount secured by the Deed To Secure Debt, all in the manner hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

         1. The Deed To Secure Debt is modified as follows: The term "Note" shall mean, collectively, the Original Note and the New Note, as the same may hereafter be amended, modified, extended, severed, assigned, renewed or restated, from time to time, such that the Deed To Secure Debt shall be in the amount of $34,594,500.

         2. Mortgagor warrants and represents that there are no defenses, offsets or counterclaims with respect to its obligations under the Deed To Secure Debt, as modified hereby, including, without limitation, its obligation for the payment of the Note.

         3. Except as modified in the manner set forth above, the Deed To Secure Debt shall remain unmodified and in full force and effect.

         4. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the parties hereto as of the date first above written.

                                         PROMUS HOTELS, INC.,
Attest:                                  a Delaware corporation


/s/ Glenda Long                          By  /s/ Joseph P. Pidkowciz      [SEAL]
--------------------------                  ------------------------------
Name: Glenda Long                           Joseph P. Pidkowicz
                                            Vice President

Signed, sealed and delivered this
16th day of December,
1999 in the presence of:

/s/ [Illegible]
--------------------------
Unofficial Witness

/s/ Julia A. Hill
--------------------------
Notary Public

[Notarial Seal]
[Notarial Stamp]

                                         APPLE SUITES, INC.,
Attest:                                  a Virginia corporation


 /s/ Michelle Fuller                     By  /s/ Glade M. Knight          [SEAL]
--------------------------                  ---------------------------
Name:                                         Name:
                                              Title:

Signed, sealed and delivered this
20th day of December,
1999 in the presence of:

/s/ [Illegible]
--------------------------
Unofficial Witness

/s/ Deanna Jost
--------------------------
Notary Public

[Notarial Seal]
[Notarial Stamp]

                                      APPLE SUITES MANAGEMENT, INC.,
Attest:                               a Virginia corporation


/s/ Michelle Fuller                   By  /s/ Glade M. Knight             [SEAL]
--------------------------                --------------------------------
Name:                                     Name:
                                          Title:

Signed, sealed and delivered this
20th day of December,
1999 in the presence of:

/s/ [Illegible]
--------------------------
Unofficial Witness

/s/ Deanna Jost
--------------------------
Notary Public



[Notarial Seal]
[Notarial Stamp]